Exhibit 10.1

LIMITED CONSENT UNDER CREDIT AGREEMENT
This Limited Consent under Credit Agreement (this “Consent”) dated as of May 4, 2026, is entered into by and among ASCENT INDUSTRIES CO., a Delaware corporation (“Ascent” or “Borrower Agent”), ASCENT CHEMICALS FOUNTAIN INN, LLC (f/k/a CRI Tolling, LLC), a South Carolina limited liability company (“CRI”), ASCENT CHEMICALS CLEVELAND, LLC (f/k/a Manufacturers Soap & Chemical Company), a Tennessee limited liability company (“Manufacturers Soap”), SYNALLOY METALS, INC., a Tennessee corporation (“Synalloy Metals”), PALMER OF TEXAS TANKS, LLC, a Texas limited liability company (“Palmer of Texas”), ASCENT CHEMICALS DANVILLE, INC. (f/k/a Danchem Technologies, Inc.), a Delaware corporation (“DanChem”), ASCENT CHEMICALS LLC, a Delaware limited liability company (“Ascent Chemicals” and together with Ascent, CRI, Manufacturers Soap, Synalloy Metals, Palmer of Texas and DanChem, each a “Borrower” and collectively, the “Borrowers”), and BMO BANK N.A., individually as a Lender and as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, reference is made to that certain Credit Agreement dated as of January 15, 2021, among the Borrowers, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Except as otherwise expressly provided for herein, capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement.
WHEREAS, the Borrowers have informed the Administrative Agent of the proposed acquisition (the “Acquisition”), by Ascent of Midwest Graphic Sales, Inc., an Illinois corporation, and affiliated entity Sigma Coatings, Inc., an Illinois corporation (collectively, the “Targets”), pursuant to that certain Asset Purchase Agreement, dated as of the date hereof and attached hereto as Exhibit A (the “Acquisition Agreement”), between Ascent and the Targets, for aggregate consideration of $14,000,000.
WHEREAS, the Borrowers have requested that the Administrative Agent and the Lender consent to the Acquisition notwithstanding that the Cost of Acquisition would exceed the limitations set forth in clause (b) of the definition of “Permitted Acquisition” and, absent such consent, the Acquisition would not constitute an Investment permitted under Section 8.03 of the Credit Agreement.
NOW, THEREFORE, the parties hereto hereby agree as follows:
1.Limited Consent. Effective as of the date of satisfaction of the conditions to effectiveness set forth in Section 2 below (the “Effective Date”) and in reliance upon the representations and warranties set forth in Section 3 below, the Administrative Agent and the Lender hereby consent to the consummation of the Acquisition pursuant to the Acquisition Agreement, notwithstanding that (i) the Cost of Acquisition would exceed the limitation of $5,000,000 for any individual Acquisition as set forth in clause (b) of the definition of “Permitted

Exhibit 10.1
Acquisition” and (ii) without this Consent, the Acquisition would not constitute an Investment permitted under Section 8.03 of the Credit Agreement; provided that:
(a)except as expressly set forth in this Consent, all other applicable provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and shall be complied with in connection with the Acquisition;
(b)the Acquisition shall be consummated substantially in accordance with the Acquisition Agreement, without any amendment, supplement, waiver or other modification thereof that is materially adverse to the interests of the Administrative Agent or the Lender unless the Administrative Agent shall have consented thereto in writing;
(c)the Acquisition shall be funded solely with cash on hand of the Borrowers, and no acquisition financing, seller financing, assumed Indebtedness for borrowed money or Liens shall be incurred or assumed by any Loan Party or the Targets in connection with the Acquisition except to the extent expressly permitted by the Credit Agreement or separately consented to in writing by the Administrative Agent and the Lender; and
(d)each Person that becomes a Subsidiary or Loan Party as a result of the Acquisition shall comply with Section 7.12 of the Credit Agreement within thirty (30) days following the consummation of the Acquisition or such longer period as the Administrative Agent may agree in writing.
The foregoing consent is expressly intended to be limited in scope and, except as otherwise expressly provided, shall not be construed as a waiver, consent or as an amendment or modification of the Credit Agreement or any other Loan Document.
2.Conditions Precedent. The effectiveness of this Consent is subject to the satisfaction of the following conditions precedent:
(a)Executed Documents. The Administrative Agent shall have received executed counterparts of (i) this Consent and (ii) the Acquisition Agreement;
(b)Payment of Fees. The Borrowers shall have paid all accrued and unpaid fees, costs and expenses to the extent then due and payable on or prior to the Effective Date, together with all attorneys’ fees of the Administrative Agent to the extent invoiced prior to the Effective Date;
(c)Other. Such other documents, instruments, certificates and information as the Administrative Agent may reasonably request in connection with the Acquisition or this Consent.
3.Representations and Warranties. Each Loan Party hereby represents and warrants as follows:
(a)this Consent and the Credit Agreement constitute legal, valid and binding obligations of such Loan Party and are enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting

Exhibit 10.1
creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and
(b)as of the date hereof and after giving effect to the terms of this Consent and the consummation of the Acquisition, other than any noncompliance expressly consented to by this Consent, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the representations and warranties of the Loan Parties set forth in the Credit Agreement are (A) with respect to representations and warranties that contain a materiality qualification, true and correct and (B) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects.
4.Miscellaneous.
(a)Reaffirmation. Each Loan Party hereby affirms that nothing contained herein shall modify in any respect whatsoever its obligations pursuant to the terms of the Credit Agreement (including the guaranty under Article XII thereof), the Security Agreement or any other Security Instrument to which it is a party and reaffirms that each of the Credit Agreement, Security Agreement and each such other Security Instrument is and shall continue to remain in full force and effect. Each Loan Party hereby further confirms that all security granted by it pursuant to the Security Agreement or any other Security Instrument to which it is a party extends to all liabilities and obligations of such Person under the Credit Agreement and under each other Loan Document to which it is or becomes a party. Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to the same, each such Person understands that Administrative Agent and Lenders have no obligation to inform any such Person of such matters in the future or to seek any such Person’s acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty.
(b)Expenses. Borrowers hereby acknowledge and agree that this Consent is a “Loan Document”, including without limitation for purposes of Section 11.04 of the Credit Agreement.
(c)Event of Default. The Loan Parties hereby acknowledge and agree that the breach by any Loan Party of any of the representations, warranties and/or covenants set forth in this Consent shall constitute an Event of Default.
(d)Governing Law. THIS CONSENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS CONSENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.
(e)Severability. Section 11.12 of the Credit Agreement relating to severability is incorporated herein by reference, mutatis mutandis.
(f)Counterparts. Sections 11.10 and 11.16 of the Credit Agreement relating to electronic execution and counterparts is incorporated herein by reference, mutatis mutandis.
(g)Amended Terms. The terms and provisions set forth in this Consent shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith. Except as expressly modified and superseded by this Consent,

Exhibit 10.1
the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect. Except as specifically provided in this Consent, the Obligations are not reduced or modified by this Consent and are not subject to any offsets, defenses or counterclaims.
(h)Reference. Any reference to the Credit Agreement contained in any document, instrument or agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Consent.
(i)Successors. This Consent shall be binding upon the Loan Parties, Administrative Agent, the Lender and their respective successors and assigns, and shall inure to the benefit of the Loan Parties, Administrative Agent, the Lender and their respective successors and assigns.
[signature page follows]

Exhibit 10.1
IN WITNESS WHEREOF, this Consent has been duly executed as of the date first written above.
BORROWERS:

ASCENT INDUSTRIES CO.

By: /s/ Ryan Kavalauskas
Name: Ryan Kavalauskas
Title: Chief Financial Officer and Treasurer

ASCENT CHEMICALS FOUNTAIN INN, LLC (f/k/a CRI Tolling, LLC)

By: /s/ Ryan Kavalauskas
Name: Ryan Kavalauskas
Title: Treasurer

ASCENT CHEMICALS CLEVELAND, LLC (f/k/a Manufacturers Soap & Chemical Company)

By: /s/ Ryan Kavalauskas
Name: Ryan Kavalauskas
Title: Treasurer

SYNALLOY METALS, INC.

By: /s/ Ryan Kavalauskas
Name: Ryan Kavalauskas
Title: Treasurer

PALMER OF TEXAS TANKS, LLC

By: /s/ Ryan Kavalauskas
Name: Ryan Kavalauskas
Title: Treasurer

Signature Page to Limited Consent under Credit Agreement

Exhibit 10.1
ASCENT CHEMICALS DANVILLE, INC. (f/k/a Danchem Technologies, Inc.)

By: /s/ Ryan Kavalauskas
Name: Ryan Kavalauskas
Title: Treasurer

ASCENT CHEMICALS LLC

By: /s/ Ryan Kavalauskas
Name: Ryan Kavalauskas
Title: Treasurer

ADMINISTRATIVE AGENT: BMO BANK N.A., as Administrative Agent By /s/ Ryan Gray Name: Ryan Gray Title: Director
LENDER:
BMO BANK N.A., as the Lender, Letter of Credit Issuer and Swing Line Lender By /s/ Ryan Gray Name: Ryan Gray Title: Director
EXHIBIT A

Acquisition Agreement

[to be attached]
Signature Page to Limited Consent under Credit Agreement